     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 2001

                                                      REGISTRATION NO. 333-59284
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                         ADVANSTAR COMMUNICATIONS INC.

             (Exact name of registrant as specified in its charter)

               NEW YORK                                  7389                                 59-2757389
   (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)           Classification Code Number)                 Identification No.)

                         ------------------------------

                      SEE TABLE OF ADDITIONAL REGISTRANTS
                         ------------------------------

                         545 BOYLSTON STREET, 9TH FLOOR
                                BOSTON, MA 02116
                                 (617) 267-6500

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              DAVID W. MONTGOMERY
          VICE PRESIDENT-FINANCE, CHIEF FINANCIAL OFFICER & SECRETARY
                         ADVANSTAR COMMUNICATIONS INC.
                             131 WEST FIRST STREET
                                DULUTH, MN 55802
                                 (218) 723-9200

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:
                          RICHARD TRUESDELL, JR., ESQ.
                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
          TO BE REGISTERED                REGISTERED             UNIT(1)             PRICE(1)         REGISTRATION FEE
12% Series B Senior Subordinated
  Notes Due 2011....................     $160,000,000             100%             $160,000,000          $40,000(2)
Guarantees..........................          --                   --                   --                  --(3)

(1) Estimated solely for the purpose of calculating the amount of the registration fee.

(2) Previously paid on April 20, 2001

(3) Pursuant to Rule 457(n), no registration fee is payable with respect to the guarantees.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                STATE OR OTHER
                                               JURISDICTION OF         PRIMARY STANDARD
                                               INCORPORATION OR           INDUSTRIAL           I.R.S. EMPLOYER
                REGISTRANT                       ORGANIZATION       CLASSIFICATION NUMBER   IDENTIFICATION NUMBER
Men's Apparel Guild in California, Inc....        California                 7389                 95-1588605
Applied Business
 Telecommunications Inc...................        California                 7389                 94-2896012

                         ------------------------------

                                EXPLANATORY NOTE

    No form of prospectus is filed with this Amendment No. 1 to the registration statement. This amendment is being filed solely to file Exhibit 5 and to complete the information required in Item 13 of Part II to the Registration Statement.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemization of all estimated expenses incurred or expected to be incurred by the Registrants in connection with the issuance and distribution of the securities being registered hereby.

ITEM                                                           AMOUNT
----                                                           ------
SEC Registration Fee........................................  $ 40,000
Printing and Engraving Costs................................    85,000
Trustee Fees................................................     2,500
Legal Fees and Expenses.....................................    75,000
Accounting Fees and Expenses................................    31,000
Miscellaneous...............................................     6,500
                                                              --------
    Total...................................................  $240,000
                                                              ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Advanstar Communications Inc. (the "Company") is a New York Corporation.
Section 402(b) of the New York Business Corporation ("NYBCL") statute generally provides that a company's certificate of incorporation may set forth a provision eliminating or limiting the personal liability of its directors for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit: the liability of any director if a judgment or other final adjudication adverse to him establishes (i) that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; or
(ii) that he personally gained in fact a financial profit or other advantage to which he was not legally entitled; or (iii) that his acts violated section 719 of the NYBCL.

    In addition, section 722(a) of the NYBCL generally provides that a corporation may indemnify officers made, or threatened to be made, a party to an action or proceeding, other than one by or in the right of the corporation to procure a judgment in its favor, including an action by or in the right of any other corporation, or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he was a director or officer of the corporation, or served such other corporation, or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, if such director or officer acted in good faith.

    Section 722(c), in general, further provides that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys fees in connection with the defense or settlement of such action if such director or officer acted in good faith.

    Generally, the Company's certificate of incorporation eliminates the personal liability of its directors to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the NYBCL. In addition, the Company's bylaws indemnify its directors and officers in connection with any proceeding, including an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation or other enterprise, except in relation to matters as to which a director or officer is adjudged to have breached his duty of care or to have acted in bad faith.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    On February 21, 2001 the Registrant sold $160,000,000 in aggregate principal amount of its 12% Senior Subordinated Notes due 2011 (the old notes), to Credit Suisse First Boston Corporation, Fleet Securities, Inc., Barclays Capital Inc., BMO Nesbitt Burns Inc. and Dresdner Kleinwort Benson North America LLC (the "initial purchasers") in a private placement in reliance on Section 4(2) under the Securities Act. The old notes were immediately resold by the initial purchasers in transactions not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS

     EXHIBIT NO.                                  DOCUMENT
     -----------                                  --------
 1.1                    Registration Rights Agreement dated as of February 21, 2001 between Advanstar Communications Inc. and Credit Suisse
                        First Boston Corporation, Fleet Securities, Inc., Barclays
                        Capital Inc., BMO Nesbitt Burns Inc. and Dresdon Kleinwort
                        Benson North America LLC, as Initial Purchasers*

 2.1                    Agreement and Plan of Merger dated August 14, 2000, among
                        Advanstar, Inc., Advanstar Holdings Corp. (formerly known as
                        Jetman Acquisition Corp.), Junior Jetman Corp. and AHI
                        Advanstar LLC (filed as Exhibit 2.1 to Form 8-K of
                        Advanstar, Inc. filed with the Securities and Exchange
                        Commission on October 26, 2000, and incorporated by
                        reference herein)

 3.1                    Certificate of Incorporation of Advanstar Communications
                        Inc. (Previously filed as an exhibit to the Company's
                        Registration Statement on Form S-4 (File No. 333-57201) and
                        incorporated by reference herein)

 3.1.1 Certificate of Amendment of the Certificates of Incorporation of Advanstar Communications Inc. (Previously filed as an exhibit to the Company's Annual Report on Form 10-K for 2000 and incorporated by reference herein)

 3.2                    By-Laws of Advanstar Communications Inc. (Previously filed as an exhibit to the Company's Registration Statement on
                        Form S-4 (File No. 333-57201) and incorporated by reference herein)

 3.3                    Certificate of Incorporation of Men's Apparel Guild in
                        California, Inc. (Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File No.
                        333-57201) and incorporated by reference herein)

 3.4                    By-Laws of Men's Apparel Guild in California, Inc.
                        (Previously filed as an exhibit to the Company's
                        Registration Statement on Form S-4 (File No. 333-57201) and
                        incorporated by reference herein)

 3.5                    Certificate of Incorporation of Applied Business
                        TeleCommunications Inc. (Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File No.
                        333-57201) and incorporated by reference herein)

 3.6                    By-Law's of Applied Business TeleCommunications, Inc.
                        (Previously filed as an exhibit to the Company's
                        Registration Statement on Form S-4 (File No. 333-57201) and
                        incorporated by reference herein)

 4.1                    Indenture, dated as of February 21, 2001 among Advanstar
                        Communications Inc., the Guarantor party thereto and the Trustee. (Previously filed as an exhibit to the Company's
                        Annual Report on Form 10-K for 2000 and incorporated by reference herein)

 5.1 Opinion of Davis Polk & Wardwell with respect to the new notes

     EXHIBIT NO.                                  DOCUMENT
     -----------                                  --------
 10.1                   Advanstar Holdings Corp. 2000 Management Plan Incentive
                        dated as of October 11, 2000. (Previously filed as an
                        exhibit to the Company's Annual Report on Form 10-K for 2000 and incorporated by reference herein)

 10.2                   Advanstar Holdings Corp. Shareholders Agreement dated as of
                        October 11, 2000. (Previously filed as an exhibit to the
                        Company's Annual Report on Form 10-K for 2000 and
                        incorporated by reference herein)

 10.2.1                 First Amendment and Waiver to Shareholders' Agreement dated as of February 21, 2001.*

 10.2.2                 Second Amendment and Waiver to Stockholders' Agreement dated as of April 4, 2001*

 10.3 Credit Agreement, dated as of October 11, 2000, as amended and restated November 7, 2000, among, Advanstar
                        Communications Inc., the guarantors party thereto and the lenders party thereto. (Previously filed as an exhibit to the Company's Annual Report on Form 10-K for 2000 and incorporated by reference herein)

 10.4                   Employment Agreement, dated August 14, 2000, between
                        Advanstar, Inc. and Robert Krakoff. (Previously filed as
                        Exhibit 10.1 to Form 10-Q of Advanstar, Inc. filed with the
                        Securities and Exchange Commission on November 14, 2000, and
                        incorporated by reference herein)

 10.5                   Employment Agreement, dated August 14, 2000, between
                        Advanstar, Inc. and James M. Alic. (Previously filed as
                        Exhibit 10.2 to Form 10-Q of Advanstar, Inc. filed with the
                        Securities and Exchange Commission on November 14, 2000, and
                        incorporated by reference herein)

 10.6                   Employees' 401(k) Plan and Trust, as amended. (Previously
                        filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by
                        reference herein)

 10.7                   Agreement, dated July 31, 1997, between Advanstar
                        Communications Inc. and Banta Publications. (Previously
                        filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by
                        reference herein)

 12.1                   Computation of Ratio of Earnings to Fixed Charges*

 21.1 Subsidiaries of Advanstar Communications, Inc. (Previously filed as an exhibit to the Company's Annual Report on Form 10-K for 2000 and incorporated by reference herein)

 23.1                   Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1).

 23.2                   Consent of Arthur Andersen LLP*

 24.1 Power of Attorney (included on signature page of the Registration Statement filed April 20, 2001)

 25.1                   Statement of Eligibility of Wells Fargo Bank Minnessota,
                        N.A. on Form T-1.*

 99.1                   Form of Letter of Transmittal*

 99.2                   Form of Notice of Guaranteed Delivery*

 99.3                   Form of Letter to Clients*

 99.4                   Form of Letter to Nominees*

 99.5                   Form of Instructions to Registered Holder and/or Book-Entry
                        Transfer Participant from Owner*

------------------------

*   Previously filed

(B) FINANCIAL STATEMENT SCHEDULES

                SCHEDULE II-- VALUATION AND QUALIFYING ACCOUNTS.

                         ADVANSTAR COMMUNICATIONS INC.
                       VALUATION AND QUALIFYING ACCOUNTS

                                                            ADDITIONS
                                                     -----------------------
                                       BALANCE AT    CHARGED TO   CHARGED TO                   BALANCE AT
                                      BEGINNING OF   COSTS AND      OTHER                        END OF
                                         PERIOD       EXPENSES     ACCOUNTS    DEDUCTIONS(1)     PERIOD
                                      ------------   ----------   ----------   -------------   ----------
Period of October 12, 2000 to
  December 31, 2000
  Allowance for doubtful accounts...    $703,000     $  956,500       --         $  934,500     $725,000
Period of January 1, 2000 to
  October 11, 2000
  Allowance for doubtful accounts...    $709,000     $1,406,500       --         $1,412,500     $703,000
Year ended December 31, 1999
  Allowance for doubtful accounts...    $574,000     $1,878,000       --         $1,743,000     $709,000
Year ended December 31, 1998
  Allowance for doubtful accounts...    $553,000     $1,148,000       --         $1,127,000     $574,000

------------------------

(1) Uncollectible accounts written off.

    All other financial schedule are omitted because they are not applicable or the information is included in the financial statements or related notes.

ITEM 17. UNDERTAKINGS

    (a) The undersigned hereby undertakes:

        (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Advanstar Communications, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Minnesota, on April 30, 2001.

                                                       ADVANSTAR COMMUNICATIONS INC.

                                                       By:  /s/ DAVID W. MONTGOMERY
                                                            -----------------------------------------
                                                            Name: David W. Montgomery
                                                            Title: Vice President - Finance,
                                                                 Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                          *
     -------------------------------------------       Chairman of the Board and      April 30, 2001
                  Robert L. Krakoff                      Chief Executive Officer

                                                       Vice President-Finance,
               /s/ DAVID W. MONTGOMERY                   Chief Financial Officer
     -------------------------------------------         Secretary and Principal      April 30, 2001
                 David W. Montgomery                     Accounting Officer

                          *
     -------------------------------------------       Director                       April 30, 2001
                    James M. Alic

                          *
     -------------------------------------------       Director                       April 30, 2001
                     OhSang Kwon

                          *
     -------------------------------------------       Director                       April 30, 2001
                   James A. Quella

                          *
     -------------------------------------------       Director                       April 30, 2001
                  David M. Wittels

*By:                 /s/ DAVID W. MONTGOMERY
             --------------------------------------
                       David W. Montgomery
                        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

     EXHIBIT NO.
     -----------
 1.1                    Registration Rights Agreement dated as of February 21, 2001 between Advanstar Communications Inc. and Credit Suisse
                        First Boston Corporation, Fleet Securities, Inc., Barclays
                        Capital Inc., BMO Nesbitt Burns Inc. and Dresdon Kleinwort
                        Benson North America LLC, as Initial Purchasers*

 2.1                    Agreement and Plan of Merger dated August 14, 2000, among
                        Advanstar, Inc., Advanstar Holdings Corp. (formerly known as
                        Jetman Acquisition Corp.), Junior Jetman Corp. and AHI
                        Advanstar LLC (filed as Exhibit 2.1 to Form 8-K of
                        Advanstar, Inc. filed with the Securities and Exchange
                        Commission on October 26, 2000, and incorporated by
                        reference herein)

 3.1                    Certificate of Incorporation of Advanstar Communications
                        Inc. (Previously filed as an exhibit to the Company's
                        Registration Statement on Form S-4 (File No. 333-57201) and
                        incorporated by reference herein)

 3.1.1 Certificate of Amendment of the Certificates of Incorporation of Advanstar Communications Inc. (Previously filed as an exhibit to the Company's Annual Report on Form 10-K for 2000 and incorporated by reference herein)

 3.2                    By-Laws of Advanstar Communications Inc. (Previously filed as an exhibit to the Company's Registration Statement on
                        Form S-4 (File No. 333-57201) and incorporated by reference herein)

 3.3                    Certificate of Incorporation of Men's Apparel Guild in
                        California, Inc. (Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File No.
                        333-57201) and incorporated by reference herein)

 3.4                    By-Laws of Men's Apparel Guild in California, Inc.
                        (Previously filed as an exhibit to the Company's
                        Registration Statement on Form S-4 (File No. 333-57201) and
                        incorporated by reference herein)

 3.5                    Certificate of Incorporation of Applied Business
                        TeleCommunications Inc. (Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File No.
                        333-57201) and incorporated by reference herein)

 3.6                    By-Law's of Applied Business TeleCommunications, Inc.
                        (Previously filed as an exhibit to the Company's
                        Registration Statement on Form S-4 (File No. 333-57201) and
                        incorporated by reference herein)

 4.1                    Indenture, dated as of February 21, 2001 among Advanstar
                        Communications Inc., the Guarantor party thereto and the Trustee (Previously filed as an exhibit to the Company's
                        Annual Report on Form 10-K for 2000 and incorporated by reference herein)

 5.1 Opinion of Davis Polk & Wardwell with respect to the new notes

 10.1 Advanstar Holdings Corp. 2000 Management Plan Incentive dated as of October 11, 2000. (Previously filed as an exhibit to the Company's Annual Report on Form 10-K for 2000 and incorporated by reference herein)

 10.2                   Advanstar Holdings Corp. Shareholders Agreement dated as of
                        October 11, 2000. (Previously filed as an exhibit to the
                        Company's Annual Report on Form 10-K for 2000 and
                        incorporated by reference herein)

 10.2.1                 First Amendment and Waiver to Shareholders' Agreement dated as of February 21, 2001.*

     EXHIBIT NO.
     -----------
 10.2.2                 Second Amendment and Waiver to Stockholders' Agreement dated as April 4, 2001*

 10.3 Credit Agreement, dated as of October 11, 2000, as amended and restated November 7, 2000, among, Advanstar
                        Communications Inc., the guarantors party thereto and the lenders party thereto. (Previously filed as an exhibit to the Company's Annual Report on Form 10-K for 2000 and incorporated by reference herein)

 10.4                   Employment Agreement, dated August 14, 2000, between
                        Advanstar, Inc. and Robert Krakoff. (Previously filed as
                        Exhibit 10.1 to Form 10-Q of Advanstar, Inc. filed with the
                        Securities and Exchange Commission on November 14, 2000, and
                        incorporated by reference herein)

 10.5                   Employment Agreement, dated August 14, 2000, between
                        Advanstar, Inc. and James M. Alic. (Previously filed as
                        Exhibit 10.2 to Form 10-Q of Advanstar, Inc. filed with the
                        Securities and Exchange Commission on November 14, 2000, and
                        incorporated by reference herein)

 10.6                   Employees' 401(k) Plan and Trust, as amended. (Previously
                        filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by
                        reference herein)

 10.7                   Agreement, dated July 31, 1997, between Advanstar
                        Communications Inc. and Banta Publications. (Previously
                        filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by
                        reference herein)

 12.1                   Computation of Ratio of Earnings to Fixed Charges*

 21.1 Subsidiaries of Advanstar Communications, Inc. (Previously filed as an exhibit to the Company's Annual Report on Form 10-K for 2000 and incorporated by reference herein)

 23.1                   Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1).

 23.2                   Consent of Arthur Andersen LLP*

 24.1 Power of Attorney (included on signature page of registration statement filed April 20, 2001)

 25.1                   Statement of Eligibility of Wells Fargo Bank Minnessota,
                        N.A. on Form T-1.*

 99.1                   Form of Letter of Transmittal*

 99.2                   Form of Notice of Guaranteed Delivery*

 99.3                   Form of Letter to Clients*

 99.4                   Form of Letter to Nominees*

 99.5                   Form of Instructions to Registered Holder and/or Book-Entry
                        Transfer Participant from Owner*

------------------------

*   Previously filed